UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALPINE GLOBAL PREMIER PROPERTIES FUND
(Exact name of registrant as specified in its charter)

Delaware	20-8430002
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1100, Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-140770.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of beneficial interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:   None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, no par value per share, of Alpine Global Premier Properties Fund (the “Registrant”).  A description of the Shares is contained under the heading “Description of Capital Structure” in the prospectus included in the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933 and the Investment Company Act of 1940 on February 16, 2006 (Registration Nos. 333-140770 and 811-22016, respectively).  That description is incorporated herein by reference.

ITEM 2. EXHIBITS.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ALPINE GLOBAL PREMIER PROPERTIES FUND

	By:	/s/ Samuel A. Lieber
Name: Samuel A. Lieber
Title: President

Date: March 16, 2007